Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS SECOND QUARTER 2018 EPS OF $1.19 PER SHARE; AND FFO OF $1.69 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $1.19 per share for the second quarter as compared to $0.08 per share for the same period in 2017.

•
Funds from operations, or FFO, of $1.69 per share for the second quarter as compared to $1.78 per share for the same period in 2017. FFO for the second quarter of the prior year included $19.7 million, or $0.19 per share, of non-comparable items.

•
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 7.8% for the first six months of 2018, or 6.9%, excluding lease termination income, as compared to the same period in the prior year.

•
Signed 58 Manhattan office leases covering 565,914 square feet in the second quarter and 86 Manhattan office leases covering 941,727 square feet in the first six months of 2018. The mark-to-market on signed Manhattan office leases was 5.2% higher for the second quarter and 7.1% higher for the first six months over the previously fully escalated rents on the same spaces.

•	Manhattan same-store occupancy, inclusive of leases signed but not yet commenced, increased by 40 basis points to 95.9% as of June 30, 2018.

•	Signed a 20-year lease for 105,539 square feet with McDermott Will & Emery LLP to relocate its New York operations to One Vanderbilt Avenue.

•	Signed long term retail leases at 609 Fifth Avenue with sports brand PUMA and 719 Seventh Avenue, now known as 30 Times Square, with beauty conglomerate Coty, Inc. for multilevel flagship stores.

•
Signed 13 Suburban office leases covering 45,224 square feet in the second quarter and 32 Suburban office leases covering 202,709 square feet in the first six months of 2018. The mark-to-market on signed Suburban office leases was 4.9% lower for the second quarter and 2.6% lower for the first six months over the previously fully escalated rents on the same spaces.

Investing Highlights

•
The Company announced an increase to the size of its share repurchase program by an additional $500 million, bringing the program to a total of $2.0 billion. To date, the Company has acquired 15.6 million shares of its common stock under the program at an average price of $99.58 per share.

•	Took ownership of the leasehold interest at 2 Herald Square following the foreclosure of the asset. The Company also reached an agreement to joint venture the asset.

•
Closed on a multi-faceted retail transaction, which includes the sale of substantially all of the Company's interest in 724 Fifth Avenue to its joint venture partner, redemption of its investment in 720 Fifth Avenue, and partial repayment of another partnership loan. The transactions generated net proceeds of $85.6 million.

•
Together with our joint venture partner, closed on the sale of the leasehold office condominium at 1745 Broadway for a sale price of $633 million, or $939 per square foot. The transaction generated net proceeds of $126.9 million and the Company recognized a gain on sale of $52.0 million.

•	Closed on the sale of the fee interest at 635 Madison Avenue for a sale price of $153.0 million. The sale generated net proceeds of $141.7 million.

•
Closed on the sale of Reckson Executive Park in Rye Brook, New York, 115-117 Stevens Avenue, in Valhalla, New York and our 11.7% interest in Jericho Plaza for asset valuations totaling $184.4 million. The sales generated net proceeds of $68.3 million.

Summary
New York, NY, July 18, 2018 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended June 30, 2018 of $103.6 million, or $1.19 per share, as compared to net income attributable to common stockholders of $8.2 million, or $0.08 per share, for the same quarter in 2017. Net income attributable to common stockholders for the three months ended June 30, 2018 includes $57.2 million, or $0.62 per share, of net gains recognized from the sale of real estate as compared to $9.3 million, or $0.09 per share, for the same period in 2017.
The Company also reported net income attributable to common stockholders for the six months ended June 30, 2018 of $205.3 million, or $2.31 per share, as compared to net income attributable to common stockholders of $19.6 million, or $0.19 per share, for the same period in 2017. Net income attributable to common stockholders for the six months ended June 30, 2018 includes $74.3 million, or $0.79 per share, of net gains recognized from the sale of real estate as compared to $11.9 million, or $0.11 per share, for the same period in 2017.
The Company reported FFO for the quarter ended June 30, 2018 of $155.6 million, or $1.69 per share, as compared to FFO for the same period in 2017 of $186.8 million, or $1.78 per share. FFO for the second quarter of 2017 included $9.4 million, or $0.09 per share, of previously unrecognized income on the Company’s preferred equity investment in 885 Third Avenue and $10.3 million, or $0.10 per share, of net fees related to the closing of the One Vanderbilt joint venture.
The Company also reported FFO for the six months ended June 30, 2018 of $313.3 million, or $3.34 per share, as compared to FFO for the same period in 2017 of $352.7 million, or $3.36 per share.
All per share amounts in this press release are presented on a diluted basis.

Operating and Leasing Activity
For the quarter ended June 30, 2018, the Company reported consolidated revenues and operating income of $301.1 million and $172.6 million, respectively, compared to $398.2 million and $237.2 million, respectively, for the same period in 2017.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 8.0% for the quarter ended June 30, 2018, or 8.1%, excluding lease termination income. For the quarter, consolidated property same-store cash NOI increased by 4.0% to $128.0 million, or 4.1% to $127.4 million, excluding lease termination income, while unconsolidated joint venture property same-store cash NOI increased by 17.8% to $58.7 million. No lease termination income was recognized in unconsolidated joint venture property same-store cash NOI during the quarter.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 7.8% for the six months ended June 30, 2018, or 6.9%, excluding lease termination income, as compared to the same period in 2017. For the six months ended June 30, 2018, consolidated property same-store cash NOI increased by 4.3% to $255.2 million, or 3.0% to $251.0 million, excluding lease termination income, while unconsolidated joint venture property same-store cash NOI increased by 16.4% to $114.8 million. No lease termination income was recognized in unconsolidated joint venture property same-store cash NOI during the six months ended June 30, 2018.
In the second quarter, the Company signed 58 office leases in its Manhattan portfolio totaling 565,914 square feet. Forty-two leases comprising 322,937 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $66.90 per rentable square foot, representing a 5.2% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the second quarter was 8.4 years and average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $64.63 per rentable square foot.
During the first six months of 2018, the Company signed 86 office leases in its Manhattan portfolio totaling 941,727 square feet. Sixty-one leases comprising 480,112 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.11 per rentable square foot, representing a 7.1% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first six months of 2018 was 8.9 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $70.19 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio was 95.9% as of June 30, 2018, inclusive of 557,637 square feet of leases signed but not yet commenced, as compared to 95.5% at March 31, 2018 and 94.7% at June 30, 2017.
In the second quarter, the Company signed 13 office leases in its Suburban portfolio totaling 45,224 square feet. Ten leases comprising 35,832 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $38.13 per rentable square foot, representing a 4.9% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the second quarter was 6.0 years and average tenant concessions were 5.5 months of free rent with a tenant improvement allowance of $10.95 per rentable square foot.
During the first six months of 2018, the Company signed 32 office leases in its Suburban portfolio totaling 202,709 square feet. Twenty-one leases comprising 61,376 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $36.05 per rentable square foot, representing a 2.6% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first six months of 2018 was 8.0 years and average tenant concessions were 8.6 months of free rent with a tenant improvement allowance of $24.94 per rentable square foot.
Occupancy in the Company's Suburban same-store portfolio was 87.2% as of June 30, 2018, inclusive of 5,732 square feet of leases signed but not yet commenced, as compared to 87.6% at March 31, 2018 and 86.2% as of June 30, 2017.
Significant leases that were signed in the second quarter included:

•	New lease with McDermott Will & Emery LLP for 105,539 square feet at One Vanderbilt Avenue, for 20.0 years;

•	New lease with Syska Hennessy Group, Inc. for 55,016 square feet at 1185 Avenue of the Americas, for 10.3 years;

•	Renewal with Canon Solutions America, Inc. for 33,766 square feet at 125 Park Avenue, for 10.6 years;

•	New lease with Puma North America, Inc. for 24,000 square feet at 609 Fifth Avenue, for 16.0 years;

•	New lease with Milburn Ridgefield Corporation for 22,523 square feet at 55 West 46th Street, known as Tower 46, for 10.5 years;

•	New lease with TravelClick, Inc. for 22,518 square feet at 55 West 46th Street, known as Tower 46, for 10.3 years;

•	New lease with United Refining, Inc. for 20,010 square feet at 800 Third Avenue, for 10.3 years;

•	New lease with Coty, Inc. for 10,040 square feet at 719 Seventh Avenue, known as 30 Times Square, for 10.4 years.
Marketing, general and administrative, or MG&A, expense for the three months ended June 30, 2018 was $22.5 million, or 5.1% of total combined revenues and 47 basis points of total assets, including our share of assets from unconsolidated joint ventures.
Investment Activity
During the quarter, the Company announced that its Board of Directors had authorized a $500 million increase to the size of its share repurchase program, bringing the program total to $2.0 billion. To date, the Company has acquired 15.6 million shares of its common stock under the program at an average price of $99.58 per share, allowing the Company to save approximately $50.8 million of common dividends on an annualized basis.
In July, the Company closed on the sale of substantially all of its interest in 724 Fifth Avenue to its joint venture partner. In addition, the Company was redeemed on its investment in 720 Fifth Avenue, and partially repaid on another partnership loan. The transactions generated net proceeds of $85.6 million.
In July, the Company closed on the previously announced sale of Reckson Executive Park, which consists of six Class-A office buildings totaling 540,000 square-feet located at 1-6 International Drive in Rye Brook, New York, for a sale price of $55.0 million. The transaction generated net proceeds of $53.2 million.
In June, the Company closed on the previously announced sale of 635 Madison Avenue for a sale price of $153.0 million. The transaction generated net proceeds of $141.7 million.
In June, the Company closed on the previously announced sale of its 11.7% interest in Jericho Plaza, two office buildings totaling 640,000 square-feet located in Jericho, New York, for a gross asset valuation of $117.4 million. The transaction generated net proceeds of $4.1 million.
In May, the Company took ownership of the leasehold interest at 2 Herald Square following the foreclosure of the asset. The Company also reached an agreement to joint venture the asset with an Israeli-based institutional investor.
In May, the Company, along with our joint venture partner, Ivanhoe Cambridge, closed on the sale of the leasehold office condominium at 1745 Broadway, at a sale price of $633 million, or $939 per square foot. The transaction generated net proceeds of $126.9 million and the Company recognized a gain on sale of $52.0 million.
In May, the Company closed on the previously announced sale of 115-117 Stevens Avenue, which consists of two office buildings totaling 178,000 square-feet located in Valhalla, New York, for a sale price of $12.0 million. The transaction generated net proceeds of $11.0 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio increased to $2.36 billion at June 30, 2018, including $2.17 billion of investments at a weighted average current yield of 8.8% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.19 billion at a weighted average current yield of 10.6% that are included in other balance sheet line items for accounting purposes.
During the second quarter, the Company originated or acquired new debt and preferred equity investments totaling $541.0 million, all of which was retained and $477.9 million of which was funded. New mortgage investments totaled $280.0 million, all of which was retained and $257.7 million of which was funded, at a weighted average current yield of 7.1% and a weighted average levered yield of 9.1%, after taking into consideration $120.6 million drawn on the Company’s mortgage financing facility. New subordinate debt and preferred equity investments totaled $261.0 million, all of which was retained and $220.1 million of which was funded, at a weighted average yield of 9.9%.

Dividends
In the second quarter of 2018, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.8125 per share of common stock, which was paid on July 16, 2018 to shareholders of record on the close of business on June 29, 2018; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period April 15, 2018 through and including July 14, 2018, which was paid on July 16, 2018 to shareholders of record on the close of business on June 29, 2018, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 19, 2018 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 8887486.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 8887486. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2018, SL Green held interests in 116 Manhattan buildings totaling 49.3 million square feet. This included ownership interests in 28.3 million square feet of Manhattan buildings and debt and preferred equity investments secured by 21.1 million square feet of buildings. In addition, SL Green held ownership interests in 21 suburban buildings totaling 2.9 million square feet in Brooklyn, Westchester County, and Connecticut.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental revenue, net	$211,369	$279,407	$426,738	$560,736
Escalation and reimbursement	27,052	42,620	53,451	86,812
Investment income	49,273	60,622	94,563	100,921
Other income	13,422	15,501	28,059	27,062
Total revenues	301,116	398,150	602,811	775,531
Expenses:
Operating expenses, including related party expenses $4,665 and $8,499 in 2018 and $5,262 and $9,436 in 2017.	56,237	70,852	116,019	145,358
Real estate taxes	45,322	60,945	90,983	122,013
Ground rent	8,846	8,308	17,154	16,616
Interest expense, net of interest income	53,611	64,856	101,527	130,478
Amortization of deferred financing costs	3,546	3,432	7,083	8,193
Depreciation and amortization	67,914	133,054	137,302	227,188
Transaction related costs	348	46	510	179
Marketing, general and administrative	22,479	24,256	46,007	48,399
Total expenses	258,303	365,749	516,585	698,424
Net income before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, purchase price and other fair value adjustments, (loss) gain on sale of real estate net, depreciable real estate reserves, and gain on sale of marketable securities	42,813	32,401	86,226	77,107
Equity in net income from unconsolidated joint ventures	4,702	3,412	8,738	10,026
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	72,025	13,089	65,585	15,136
Purchase price and other fair value adjustment	11,149	—	60,442	—
(Loss) gain on sale of real estate, net	(14,790)	(3,823)	8,731	(3,256)
Depreciable real estate reserves	—	(29,064)	—	(85,336)
Gain on sale of marketable securities	—	—	—	3,262
Net income	115,899	16,015	229,722	16,939
Net income attributable to noncontrolling interests in the Operating Partnership	(5,586)	(419)	(10,858)	(895)
Net (income) loss attributable to noncontrolling interests in other partnerships	(173)	(786)	(371)	16,705
Preferred unit distributions	(2,847)	(2,851)	(5,696)	(5,701)
Net income attributable to SL Green	107,293	11,959	212,797	27,048
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net income attributable to SL Green common stockholders	$103,556	$8,222	$205,322	$19,573

Earnings Per Share (EPS)
Net income per share (Basic)	$1.19	$0.08	$2.31	$0.20
Net income per share (Diluted)	$1.19	$0.08	$2.31	$0.19

Funds From Operations (FFO)
FFO per share (Basic)	$1.69	$1.79	$3.35	$3.36
FFO per share (Diluted)	$1.69	$1.78	$3.34	$3.36

Basic ownership interest
Weighted average REIT common shares for net income per share	87,176	99,900	88,772	100,268
Weighted average partnership units held by noncontrolling interests	4,706	4,562	4,695	4,584
Basic weighted average shares and units outstanding	91,882	104,462	93,467	104,852

Diluted ownership interest
Weighted average REIT common share and common share equivalents	87,377	100,170	88,972	100,556
Weighted average partnership units held by noncontrolling interests	4,706	4,562	4,695	4,584
Diluted weighted average shares and units outstanding	92,083	104,732	93,667	105,140

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2018	2017
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,893,047	$2,357,051
Building and improvements	5,225,431	6,351,012
Building leasehold and improvements	1,423,994	1,450,614
Properties under capital lease	47,445	47,445
	8,589,917	10,206,122
Less accumulated depreciation	(1,994,696)	(2,300,116)
	6,595,221	7,906,006
Assets held for sale	593,995	338,354
Cash and cash equivalents	287,240	127,888
Restricted cash	92,740	122,138
Investment in marketable securities	28,570	28,579
Tenant and other receivables, net of allowance of $16,558 and $18,637 in 2018 and 2017, respectively	47,482	57,644
Related party receivables	27,854	23,039
Deferred rents receivable, net of allowance of $15,776 and $17,207 in 2018 and 2017, respectively	322,656	365,337
Debt and preferred equity investments, net of discounts and deferred origination fees of $23,216 and $25,507 in 2018 and 2017, respectively	2,168,515	2,114,041
Investments in unconsolidated joint ventures	3,059,985	2,362,989
Deferred costs, net	198,941	226,201
Other assets	290,729	310,688
Total assets	$13,713,928	$13,982,904

Liabilities
Mortgages and other loans payable	$2,538,696	$2,865,991
Revolving credit facility	360,000	40,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,404,203	1,404,605
Deferred financing costs, net	(45,488)	(56,690)
Total debt, net of deferred financing costs	5,757,411	5,753,906
Accrued interest payable	26,104	38,142
Accounts payable and accrued expenses	140,739	137,142
Deferred revenue	95,756	208,119
Capitalized lease obligations	43,221	42,843
Deferred land leases payable	3,567	3,239
Dividend and distributions payable	79,518	85,138
Security deposits	63,872	67,927
Liabilities related to assets held for sale	265,538	4,074
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	108,151	189,231
Total liabilities	6,683,877	6,629,761

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	486,610	461,954
Preferred units	301,385	301,735

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2018 and December 31, 2017	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 86,780 and 93,858 issued and outstanding at June 30, 2018 and December 31, 2017, respectively (including 1,055 held in Treasury at June 30, 2018 and December 31, 2017)	868	939
Additional paid-in capital	4,601,608	4,968,338
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	32,622	18,604
Retained earnings	1,457,835	1,139,329
Total SL Green Realty Corp. stockholders’ equity	6,190,816	6,225,093
Noncontrolling interests in other partnerships	51,240	364,361
Total equity	6,242,056	6,589,454
Total liabilities and equity	$13,713,928	$13,982,904

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2018	2017	2018	2017

Net income attributable to SL Green common stockholders	$103,556	$8,222	$205,322	$19,573
Add:
Depreciation and amortization	67,914	133,054	137,302	227,188
Joint venture depreciation and noncontrolling interest adjustments	47,308	25,086	95,314	49,419
Net income (loss) attributable to noncontrolling interests	5,759	1,205	11,229	(15,810)
Less:
(Loss) gain on sale of real estate, net	(14,790)	(3,823)	8,731	(3,256)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	72,025	13,089	65,585	15,136
Purchase price and other fair value adjustments	11,149	—	60,442	—
Depreciable real estate reserve	—	(29,064)	—	(85,336)
Depreciation on non-rental real estate assets	584	564	1,150	1,080
FFO attributable to SL Green common stockholders	$155,569	$186,801	$313,259	$352,746

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2018	2017	2018	2017

Net income	$115,899	$16,015	$229,722	$16,939
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(72,025)	(13,089)	(65,585)	(15,136)
Purchase price and other fair value adjustments	(11,149)	—	(60,442)	—
Loss (gain) on sale of real estate, net	14,790	3,823	(8,731)	3,256
Depreciable real estate reserves	—	29,064	—	85,336
Gain on sale of marketable securities	—	—	—	(3,262)
Depreciation and amortization	67,914	133,054	137,302	227,188
Interest expense, net of interest income	53,611	64,856	101,527	130,478
Amortization of deferred financing costs	3,546	3,432	7,083	8,193
Operating income	172,586	237,155	340,876	452,992

Equity in net income from unconsolidated joint ventures	(4,702)	(3,412)	(8,738)	(10,026)
Marketing, general and administrative expense	22,479	24,256	46,007	48,399
Transaction related costs, net	348	46	510	179
Investment income	(49,273)	(60,622)	(94,563)	(100,921)
Non-building revenue	(9,397)	(6,571)	(14,176)	(4,937)
Net operating income (NOI)	132,041	190,852	269,916	385,686

Equity in net income from unconsolidated joint ventures	4,702	3,412	8,738	10,026
SLG share of unconsolidated JV depreciation and amortization	47,565	31,286	95,184	62,501
SLG share of unconsolidated JV interest expense, net of interest income	36,670	22,876	72,450	43,969
SLG share of unconsolidated JV amortization of deferred financing costs	1,752	2,314	3,425	4,935
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—	—	—
SLG share of unconsolidated JV transaction related costs	—	56	—	110
SLG share of unconsolidated JV investment income	(1,708)	(3,916)	(4,794)	(8,746)
SLG share of unconsolidated JV non-building revenue	(1,147)	(950)	(2,148)	(7,179)
NOI including SLG share of unconsolidated JVs	219,875	245,930	442,771	491,302

NOI from other properties/affiliates	(26,009)	(57,631)	(57,138)	(114,927)
Same-Store NOI	193,866	188,299	385,633	376,375

Ground lease straight-line adjustment	524	524	1,048	1,048
Joint Venture ground lease straight-line adjustment	258	277	640	562
Straight-line and free rent	(1,474)	(6,625)	(3,563)	(14,673)
Rental income - FAS 141	(1,238)	(1,121)	(2,921)	(2,315)
Joint Venture straight-line and free rent	(4,052)	(5,163)	(8,411)	(10,672)
Joint Venture rental income - FAS 141	(1,261)	(3,320)	(2,443)	(7,013)
Same-store cash NOI	$186,623	$172,871	$369,983	$343,312

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, debt restructurings and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, and a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is calculated by subtracting free rent (net of amortization), straight-line rent, FAS 141 rental income from NOI, while adding ground lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Debt to Market Capitalization Ratio
Debt to Market Capitalization is a non-GAAP measure that is calculated as the Company’s consolidated debt divided by the Company's estimated market value based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity.
The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value. The Company believes this ratio may provide investors with another measure of the Company’s current leverage position. The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, such measure may not be comparable to those used by other REITs that do not compute such measure in the same manner. The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG EARN